Exhibit 99.1

COMERICA REPORTS FIRST QUARTER 2005 EARNINGS

DETROIT/April 20, 2005 — Comerica Incorporated (NYSE: CMA) today reported first quarter 2005 earnings of $199 million, or $1.16 per diluted share, compared to $207 million, or $1.21 per diluted share, for the fourth quarter 2004 and $162 million, or $0.92 per diluted share, for the first quarter 2004.

(dollar amounts in millions)	1st Qtr ‘05	4th Qtr ‘04	1st Qtr ‘04
Diluted EPS	$1.16	$1.21	$0.92
Net Interest Income	$460	$466	$445
Net Interest Margin	4.00%	3.96%	3.83%
Provision for Loan Losses	$1	$(21)	$65
Noninterest Income	$210	$203	$220
Noninterest Expenses	$374	$380	$369
Net Income	$199	$207	$162
Return on Equity	15.73%	16.39%	12.71%

“Our first quarter financial results reflect solid loan growth across businesses and geographies, with an increase in average loans of $1 billion, or nearly 10 percent on an annualized basis, compared to the fourth quarter 2004,” said Ralph W. Babb Jr., chairman and chief executive officer. “The results also underscore our focus on credit quality, our ability to effectively manage interest rate risk and our expense discipline.”

Net Interest Income

Net interest income was $460 million for the first quarter 2005, compared to $466 million for the fourth quarter 2004 and $445 million for the first quarter 2004. The $6 million decline in net interest income from the fourth quarter 2004 was impacted by two less days in the first quarter 2005. Average earning assets of $46.6 billion for the first quarter 2005 decreased $373 million from the fourth quarter 2004, or one percent, primarily as a result of a $1.1 billion decrease in short-term investments, partially offset by a $1 billion increase in average loans to $42.2 billion for the first quarter 2005. Average deposits of $39.8 billion for the first quarter 2005 decreased $545 million, or one percent, from the fourth quarter 2004.

The net interest margin increased four basis points from the fourth quarter 2004 to 4.00 percent in the first quarter 2005, due primarily to a greater contribution from noninterest-bearing deposits and the effects of the change in earning asset mix from short-term investments to loans.

Noninterest Income

Noninterest income was $210 million for the first quarter 2005, compared to $203 million for the fourth quarter 2004 and $220 million for the first quarter 2004. Included in other noninterest income in the first quarter 2005 were risk management hedge ineffectiveness losses of $5 million, compared to $3 million of losses in the fourth quarter 2004.

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COMERICA REPORTS FIRST QUARTER 2005 EARNINGS - 2

Noninterest Expenses

Noninterest expenses were $374 million for the first quarter 2005, compared to $380 million for the fourth quarter 2004 and $369 million for the first quarter 2004. Salaries and employee benefits expense increased $3 million in the first quarter 2005 compared to the fourth quarter 2004, primarily due to an increase in pension and other employee benefits, partially offset by a decrease in severance expense. Included in first quarter 2005 noninterest expenses were litigation-related costs of $2 million, compared to a $5 million net credit to litigation-related costs in the fourth quarter 2004. Other noninterest expenses in the first quarter 2005 included interest expense on tax liabilities of $2 million, compared to $8 million for the fourth quarter 2004. Contributions expense, also included in other noninterest expenses, decreased $7 million in the first quarter 2005 compared to the fourth quarter 2004, as a result of high levels of contributions in the fourth quarter 2004, mostly designated for the Comerica Charitable Foundation.

Credit Quality
(dollar amounts in millions)	1st Qtr ‘05	4th Qtr ‘04	1st Qtr ‘04
Net Charge-offs	$38	$35	$70
Net Charge-offs/Average Total Loans	0.36%	0.34%	0.69%
Provision for Loan Losses	$1	$(21)	$65
Nonperforming Assets (NPAs)	$311	$339	$522
NPAs/Total Loans, Other Real Estate & Nonaccrual Debt Securities	0.75%	0.83%	1.30%
Allowance for Loan Losses	$636	$673	$798
Allowance for Loan Losses/Total Loans	1.52%	1.65%	1.99%
Allowance for Credit Losses on Lending-related Commitments*	$18	$21	$32

*	Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.

During the first quarter of 2005, $66 million of loans greater than $2 million were transferred to nonaccrual status, a decrease of $5 million from the fourth quarter of 2004. Nonperforming assets were $311 million at March 31, 2005, a decrease of $28 million from December 31, 2004.

Balance Sheet and Capital Management

Total assets and common shareholders’ equity were $53.5 billion and $5.0 billion, respectively, at March 31, 2005, compared to $51.8 billion and $5.1 billion, respectively, at December 31, 2004. There were approximately 169 million shares outstanding at March 31, 2005, compared to approximately 170 million shares outstanding at December 31, 2004. In the first quarter of 2005, approximately 2.1 million shares were repurchased in the open market for $118 million. Comerica’s first quarter 2005 estimated tier 1 common, tier 1 and total risk-based capital ratios were 8.03 percent, 8.65 percent and 12.45 percent, respectively.

Business Segments

Comerica’s operations are strategically aligned into three major business segments: the Business Bank, Small Business & Personal Financial Services, and Wealth & Institutional Management. The Finance Division also is included as a segment. The financial results below are based on the internal business unit structure of the Corporation and are presented on a fully taxable equivalent (FTE) basis.

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COMERICA REPORTS FIRST QUARTER 2005 EARNINGS — 3

The following table presents net income (loss) by business segment.

(dollar amounts in millions)	1st Qtr ‘05		4th Qtr ‘04		1st Qtr ‘04

Business Bank	$175	72%	$160	75%	$162	73%
Small Business & Personal Financial Services	44	18	40	19	42	19
Wealth & Institutional Management	25	10	12	6	19	8

	244	100%	212	100%	223	100%
Finance	(30)		(36)		(39)
Other*	(15)		31		(22)

Total	$199		$207		$162

*	Includes items not directly associated with the major business segments or the Finance Division

Net income for the Business Bank was $175 million for the first quarter 2005, compared to $160 million for the fourth quarter 2004. Net interest income (FTE) of $337 million in the first quarter 2005 declined $7 million from the fourth quarter 2004 and was impacted by two less days in the first quarter 2005. Average loans of $33.0 billion increased $921 million, or 12 percent on an annualized basis, compared to the fourth quarter 2004, with all business units except Commercial Real Estate showing an increase in loan balances. Average deposits of $19.9 billion in the first quarter 2005 declined $307 million, compared to the fourth quarter 2004, with a majority of the decrease due to lower deposits in the Financial Services Group, Middle Market Banking and Commercial Real Estate. The net interest margin decreased 14 basis points to 4.12 percent for the first quarter 2005, compared to the fourth quarter 2004. The provision for loan losses declined $9 million as continued improvement in credit quality was partially offset by a higher allocation of the allowance for loan losses for lease financing. Noninterest income of $69 million in the first quarter increased $3 million from the fourth quarter 2004, primarily due to an increase in letter of credit fees. First quarter 2005 noninterest expenses decreased $8 million from the fourth quarter 2004 to $141 million, primarily due to reductions in legal expenses, salaries and benefits, and the provision for credit losses on lending-related commitments.

Net income for Small Business & Personal Financial Services was $44 million for the first quarter 2005, compared to $40 million for the fourth quarter 2004. Net interest income (FTE) of $146 million in the first quarter 2005 declined $3 million from the fourth quarter 2004 and was impacted by two less days in the first quarter 2005. Average loans of $5.8 billion in the first quarter 2005 increased $75 million, or five percent on an annualized basis, compared to the fourth quarter 2004, primarily in Personal Financial Services. Average deposits were $16.8 billion in the first quarter 2005 compared to $16.9 billion in the fourth quarter 2004. The net interest margin increased one basis point to 3.52 percent in the first quarter 2005. The provision for loan losses decreased by $2 million due to continued improvement in Small Business credit quality. Noninterest income of $49 million for the first quarter 2005 declined $1 million compared to the fourth quarter 2004. First quarter 2005 noninterest expenses of $126 million decreased $6 million, compared to the fourth quarter 2004, due to lower transaction processing charges and modest decreases in other expense categories.

Net income for Wealth & Institutional Management was $25 million for the first quarter 2005, compared to $12 million for the fourth quarter 2004. Net interest income (FTE) of $36 million in the first quarter 2005 declined $2 million. First quarter 2005 average loans increased $29 million to $3.4 billion, while first quarter 2005 average deposits remained unchanged at $2.5 billion. The net interest margin decreased 14 basis points to 4.34 percent in the first quarter 2005. The provision for loan losses declined $4 million in the first quarter 2005, compared to the fourth quarter 2004, due to improved credit quality in Private Banking. First quarter noninterest income of $80 million increased $9 million, primarily due to increases in fees in the personal trust and investment advisory businesses. First quarter 2005 noninterest expenses of $80 million decreased $8 million as a result of a decline in litigation and operational losses and salaries and benefits.

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COMERICA REPORTS FIRST QUARTER 2005 EARNINGS - 4

Geographic Market Segments

Comerica also provides market segment results for four primary geographic regions: Midwest & Other Markets, Western, Texas and Florida. The financial results below are presented on a FTE basis.

The following table presents net income (loss) by market segment.

(dollar amounts in millions)	1st Qtr ‘05		4th Qtr ‘04		1st Qtr ‘04

Midwest & Other Markets	$141	58%	$121	57%	$140	63%
Western	80	33	67	32	58	26
Texas	20	8	20	9	21	9
Florida	3	1	4	2	4	2

	244	100%	212	100%	223	100%
Finance & Other Businesses	(45)		(5)		(61)

Total	$199		$207		$162

Net income for the Midwest and Other markets was $141 million for the first quarter 2005, compared to $121 million for the fourth quarter 2004. Net interest income (FTE) of $264 million in the first quarter 2005 declined $6 million from the fourth quarter 2004 and was impacted by two less days in the first quarter 2005. Average loans of $23.3 billion for the first quarter 2005 increased $365 million, or six percent on an annualized basis, from the fourth quarter 2004, with increases in Global Corporate Banking and Middle Market Banking, partially offset by a decrease in Commercial Real Estate. Average total deposits of $18.9 billion in the first quarter 2005 decreased $254 million, primarily in Small Business and Commercial Real Estate, offset by an increase in Global Corporate Banking. The net interest margin decreased 10 basis points to 4.56 percent in the first quarter 2005. The provision for loan losses decreased $2 million in the first quarter 2005, compared to the fourth quarter 2004, as continued improvement in credit quality was partially offset by a higher allocation of the allowance for loan losses for lease financing. Noninterest income increased $10 million to $147 million in the first quarter 2005 due to higher personal trust and investment management fees and higher letter of credit fees. Noninterest expenses declined $20 million in the first quarter due to lower salaries and benefits, operational losses, and provision for credit losses on lending-related commitments.

Net income for the Western region was $80 million for the first quarter 2005, compared to $67 million for the fourth quarter 2004. Net interest income (FTE) of $186 million in the first quarter 2005 declined $4 million from the fourth quarter 2004 and was impacted by two less days in the first quarter 2005. Average loans increased $534 million, or 18 percent on an annualized basis, to $12.7 billion in the first quarter 2005, with all business units except Commercial Real Estate showing an increase in loan balances. Average deposits of $16.3 billion declined slightly compared to the fourth quarter 2004, as a decline in the Financial Services Group was substantially offset by an increase in the Entertainment Group. The net interest margin of 4.62 percent was unchanged compared to the fourth quarter 2004. The first quarter 2005 provision for loan losses declined $14 million due to an improvement in credit quality. Noninterest income of $30 million in the first quarter 2005 increased $1 million from the fourth quarter 2004. Noninterest expenses of $91 million decreased $2 million in the first quarter 2005, compared to the fourth quarter 2004. Included in the first quarter 2005 are increased expenses related to nine branches opened in the fourth quarter 2004, including five in December.

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COMERICA REPORTS FIRST QUARTER 2005 EARNINGS – 5

Net income for the Texas region of $20 million for the first quarter 2005 was unchanged, compared to the fourth quarter 2004. Net interest income (FTE) of $59 million in the first quarter 2005 declined $2 million from the fourth quarter 2004 and was impacted by two less days in the first quarter 2005. Average loans of $4.8 billion increased $118 million, or 10 percent on an annualized basis, in the first quarter 2005, primarily due to increases in Energy Lending and Middle Market Banking. Average deposits of $3.7 billion declined $122 million in the first quarter 2005, with all business units except Global Corporate Banking showing decreases in deposit balances. The net interest margin declined 22 basis points to 4.93 percent in the first quarter 2005. The provision for loan losses increased $1 million and noninterest income remained unchanged at $18 million in the first quarter 2005, compared to the fourth quarter 2004. Noninterest expenses decreased $2 million to $43 million in the first quarter 2005, compared to the fourth quarter 2004. Included in the first quarter 2005 are increased expenses related to three branches opened in the fourth quarter 2004.

Net income for the Florida region was $3 million for the first quarter 2005, compared to $4 million for the fourth quarter 2004. Net interest income (FTE) of $10 million in the first quarter 2005 was unchanged compared to the fourth quarter 2004. Average loans of $1.4 billion and average deposits of $300 million in the first quarter 2005 were largely unchanged compared to the fourth quarter 2004. The net interest margin increased five basis points to 2.99 percent in the first quarter 2005, compared to the fourth quarter 2004. First quarter 2005 provision for loan losses increased $1 million, compared to the fourth quarter 2004. Both noninterest income of $4 million and noninterest expenses of $7 million were unchanged in the first quarter 2005, compared to the fourth quarter 2004.

Conference Call and Webcast

Comerica will host a conference call to review first quarter 2005 financial results at 8 a.m. ET Wednesday, April 20, 2005. Interested parties may access the conference call by calling (706) 679-5261 (event ID No. 4976890). The call and supplemental financial information can also be accessed via a Webcast at www.comerica.com. A replay of the conference call will be available approximately two hours following the call through Friday, May 20, 2005. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 4976890). A replay of the Webcast can also be accessed via Comerica’s “Investor Relations” page at www.comerica.com.

Comerica Incorporated is a financial services company headquartered in Detroit, strategically aligned into three major business segments: the Business Bank, Small Business & Personal Financial Services, and Wealth & Institutional Management. Comerica focuses on relationships and helping businesses and people to be successful. To receive e-mail alerts of breaking Comerica news, go to www.comerica.com/newsalerts.

Forward-looking Statement

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to the Corporation or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such

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COMERICA REPORTS FIRST QUARTER 2005 EARNINGS – 6

differences are changes in the pace of an economic recovery and related changes in employment levels, the effects of war and other armed conflicts or acts of terrorism, implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive industry, the anticipated performance of any new banking branches, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Sharon R. McMurray	Helen L. Arsenault
(313) 222-4881	(313) 222-2840

Wayne J. Mielke	Paul Jaremski
(313) 222-4732	(313) 222-6317

CONSOLIDATED FINANCIAL HIGHLIGHTS
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31,	December 31,	March 31,
(in millions, except per share data)	2005	2004	2004

PER SHARE AND COMMON STOCK DATA
Diluted net income	$1.16	$1.21	$0.92
Cash dividends declared	0.55	0.52	0.52
Common shareholders’ equity (at period end)	29.81	29.94	29.41

Average diluted shares (in thousands)	171,382	172,224	175,987

KEY RATIOS
Return on average common shareholders’ equity	15.73%	16.39%	12.71%
Return on average assets	1.57	1.63	1.28
Average common shareholders’ equity as a percentage of average assets	9.99	9.93	10.04
Tier 1 common capital ratio *	8.03	8.13	8.00
Tier 1 risk-based capital ratio *	8.65	8.77	8.64
Total risk-based capital ratio *	12.45	12.75	12.60
Leverage ratio *	10.51	10.37	10.15

AVERAGE BALANCES
Commercial loans	$23,248	$22,563	$21,716
Real estate construction loans	3,052	3,178	3,354
Commercial mortgage loans	8,315	7,999	7,964
Residential mortgage loans	1,310	1,275	1,226
Consumer loans	2,734	2,721	2,626
Lease financing	1,261	1,259	1,291
International loans	2,235	2,134	2,250

Total loans	$42,155	$41,129	$40,427
Earning assets	46,645	47,018	46,822
Total assets	50,750	51,116	50,738
Interest-bearing deposits	25,662	25,572	26,620
Total interest-bearing liabilities	30,380	30,192	31,726
Noninterest-bearing deposits	14,120	14,755	12,985
Common shareholders’ equity	5,072	5,077	5,096

NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$461	$467	$446
Fully taxable equivalent adjustment	1	1	1
Net interest margin	4.00%	3.96%	3.83%

CREDIT QUALITY
Nonaccrual loans	$269	$312	$489
Other real estate	42	27	32
Nonaccrual debt securities	—	—	1
Total nonperforming assets	311	339	522
Loans past due 90 days or more and still accruing	23	15	35
Gross charge-offs	46	55	84
Recoveries	8	20	14
Net charge-offs	38	35	70

Allowance for loan losses as a percentage of total loans	1.52%	1.65%	1.99%
Net loans charged off as a percentage of average total loans	0.36	0.34	0.69
Nonperforming assets as a percentage of total loans, other real estate and nonaccrual debt securities	0.75	0.83	1.30
Allowance for loan losses as a percentage of total nonperforming assets	204	198	153

ADDITIONAL DATA
Goodwill	$247	$247	$247
Core deposit intangible	—	—	1
Other intangibles	1	1	1
Loan servicing rights	19	20	18
Deferred mutual fund distribution costs	7	8	11
Amortization of intangibles	—	—	—

*	March 31, 2005 ratios are estimated

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	March 31,
(in millions, except share data)	2005	2004	2004

ASSETS
Cash and due from banks	$1,835	$1,139	$1,661
Short-term investments	3,794	3,230	5,734
Investment securities available-for-sale	3,687	3,943	4,639

Commercial loans	22,780	22,039	21,501
Real estate construction loans	3,035	3,053	3,243
Commercial mortgage loans	8,415	8,236	8,029
Residential mortgage loans	1,335	1,294	1,210
Consumer loans	2,700	2,751	2,626
Lease financing	1,262	1,265	1,268
International loans	2,209	2,205	2,135

Total loans	41,736	40,843	40,012
Less allowance for loan losses	(636)	(673)	(798)

Net loans	41,100	40,170	39,214

Premises and equipment	463	415	378
Customers’ liability on acceptances outstanding	40	57	27
Accrued income and other assets	2,591	2,812	2,815

Total assets	$53,510	$51,766	$54,468

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$17,216	$15,164	$17,208
Interest-bearing deposits	25,490	25,772	26,315

Total deposits	42,706	40,936	43,523
Short-term borrowings	408	193	251
Acceptances outstanding	40	57	27
Accrued expenses and other liabilities	1,043	1,189	977
Medium- and long-term debt	4,283	4,286	4,597

Total liabilities	48,480	46,661	49,375

Common stock — $5 par value:
Authorized - 325,000,000 shares
Issued - 178,735,252 shares at 3/31/05, 12/31/04 and 3/31/04	894	894	894
Capital surplus	433	421	395
Accumulated other comprehensive income (loss)	(154)	(69)	92
Retained earnings	4,427	4,331	4,030
Less cost of common stock in treasury - 9,988,453 shares at 3/31/05, 8,259,328 shares at 12/31/04, and 5,576,560 shares at 3/31/04	(570)	(472)	(318)

Total shareholders’ equity	5,030	5,105	5,093

Total liabilities and shareholders’ equity	$53,510	$51,766	$54,468

CONSOLIDATED STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31,
(in millions, except per share data)	2005	2004

INTEREST INCOME
Interest and fees on loans	$566	$496
Interest on investment securities	35	40
Interest on short-term investments	6	7

Total interest income	607	543

INTEREST EXPENSE
Interest on deposits	108	73
Interest on short-term borrowings	3	1
Interest on medium- and long-term debt	36	24

Total interest expense	147	98

Net interest income	460	445
Provision for loan losses	1	65

Net interest income after provision for loan losses	459	380

NONINTEREST INCOME
Service charges on deposit accounts	54	62
Fiduciary income	46	44
Commercial lending fees	12	14
Letter of credit fees	20	15
Foreign exchange income	9	9
Brokerage fees	8	10
Investment advisory revenue, net	10	9
Card fees	9	7
Bank-owned life insurance	9	9
Equity in earnings of unconsolidated subsidiaries	5	3
Warrant income	2	1
Net securities gains	—	5
Other noninterest income	26	32

Total noninterest income	210	220

NONINTEREST EXPENSES
Salaries and employee benefits	236	226
Net occupancy expense	32	30
Equipment expense	14	15
Outside processing fee expense	17	17
Software expense	12	11
Customer services	11	2
Litigation and operational losses	3	8
Other noninterest expenses	49	60

Total noninterest expenses	374	369

Income before income taxes	295	231
Provision for income taxes	96	69

NET INCOME	$199	$162

Basic net income per common share	$1.18	$0.93
Diluted net income per common share	1.16	0.92

Cash dividends declared on common stock	93	90
Dividends per common share	0.55	0.52

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	First	Fourth	Third	Second	First	First Quarter 2005 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Fourth Quarter 2004		First Quarter 2004
(in millions, except per share data)	2005	2004	2004	2004	2004	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$566	$544	$514	$500	$496	$22	4.0%	$70	14.1%
Interest on investment securities	35	36	36	35	40	(1)	(3.0)	(5)	(12.9)
Interest on short-term investments	6	11	8	10	7	(5)	(44.8)	(1)	(21.3)

Total interest income	607	591	558	545	543	16	2.7	64	11.6

INTEREST EXPENSE
Interest on deposits	108	91	79	72	73	17	18.4	35	47.9
Interest on short-term borrowings	3	2	1	—	1	1	127.7	2	329.4
Interest on medium- and long-term debt	36	32	27	25	24	4	12.1	12	45.2

Total interest expense	147	125	107	97	98	22	17.9	49	49.2

Net interest income	460	466	451	448	445	(6)	(1.4)	15	3.3
Provision for loan losses	1	(21)	—	20	65	22	N/M	(64)	(98.5)

Net interest income after provision for loan losses	459	487	451	428	380	(28)	(5.8)	79	20.7

NONINTEREST INCOME
Service charges on deposit accounts	54	53	57	59	62	1	1.5	(8)	(12.7)
Fiduciary income	46	43	43	41	44	3	6.0	2	3.6
Commercial lending fees	12	14	14	13	14	(2)	(9.2)	(2)	(11.1)
Letter of credit fees	20	17	17	17	15	3	22.8	5	35.3
Foreign exchange income	9	9	9	10	9	—	(2.0)	—	(9.1)
Brokerage fees	8	9	9	8	10	(1)	(12.2)	(2)	(15.1)
Investment advisory revenue, net	10	9	8	9	9	1	11.3	1	17.0
Card fees	9	9	8	8	7	—	(4.5)	2	20.5
Bank-owned life insurance	9	6	10	9	9	3	36.7	—	1.7
Equity in earnings of unconsolidated subsidiaries	5	1	3	5	3	4	262.7	2	37.0
Warrant income	2	1	1	4	1	1	68.9	1	119.1
Net securities gains (losses)	—	—	(6)	1	5	—	N/M	(5)	(102.9)
Net gain on sales of businesses	—	—	—	7	—	—	—	—	—
Other noninterest income	26	32	33	37	32	(6)	(17.4)	(6)	(17.9)

Total noninterest income	210	203	206	228	220	7	3.2	(10)	(4.5)

NONINTEREST EXPENSES
Salaries and employee benefits	236	233	225	235	226	3	1.1	10	4.2
Net occupancy expense	32	32	32	31	30	—	(2.9)	2	5.7
Equipment expense	14	15	14	14	15	(1)	(1.4)	(1)	(7.0)
Outside processing fee expense	17	17	16	18	17	—	1.0	—	3.0
Software expense	12	12	11	9	11	—	(1.8)	1	10.5
Customer services	11	6	8	7	2	5	90.8	9	347.1
Litigation and operational losses	3	(3)	16	3	8	6	N/M	(5)	(57.7)
Other noninterest expenses	49	68	50	55	60	(19)	(27.9)	(11)	(17.3)

Total noninterest expenses	374	380	372	372	369	(6)	(1.5)	5	1.4

Income before income taxes	295	310	285	284	231	(15)	(5.1)	64	27.6
Provision for income taxes	96	103	89	92	69	(7)	(7.2)	27	38.0

NET INCOME	$199	$207	$196	$192	$162	$(8)	(4.1)%	$37	23.1%

Basic net income per common share	$1.18	$1.22	$1.15	$1.11	$0.93	$(0.04)	(3.3)%	$0.25	26.9%
Diluted net income per common share	1.16	1.21	1.13	1.10	0.92	(0.05)	(4.1)	0.24	26.1

Cash dividends declared on common stock	93	88	88	90	90	5	5.3	3	3.1
Dividends per common share	0.55	0.52	0.52	0.52	0.52	0.03	5.8	0.03	5.8

N/M — Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
Comerica Incorporated and Subsidiaries

	2005	2004
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$673	$729	$762	$798	$803

Loans charged-off:
Commercial	28	39	41	57	64
Real estate construction:
Real estate construction business line	—	—	1	1	—
Other	—	—	—	—	—

Total real estate construction	—	—	1	1	—
Commercial mortgage:
Commercial real estate business line	2	4	—	—	—
Other	3	—	7	6	6

Total commercial mortgage	5	4	7	6	6
Residential mortgage	—	—	1	—	—
Consumer	3	5	2	4	3
Lease financing	3	4	—	1	8
International	7	3	1	7	3

Total loans charged-off	46	55	53	76	84

Recoveries on loans previously charged-off:
Commercial	7	14	13	15	10
Real estate construction	—	—	—	—	—
Commercial mortgage	—	1	1	1	—
Residential mortgage	—	—	—	—	—
Consumer	1	—	1	1	—
Lease financing	—	—	—	—	1
International	—	5	5	3	3

Total recoveries	8	20	20	20	14

Net loans charged-off	38	35	33	56	70
Provision for loan losses	1	(21)	—	20	65

Balance at end of period	$636	$673	$729	$762	$798

Allowance for loan losses as a percentage of total loans	1.52%	1.65%	1.83%	1.90%	1.99%

Net loans charged-off as a percentage of average total loans	0.36	0.34	0.33	0.55	0.69

Allowance for credit losses on lending-related commitments*	$18	$21	$24	$28	$32

*	Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.

NONPERFORMING ASSETS
Comerica Incorporated and Subsidiaries

	2005	2004
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Commercial	$161	$161	$181	$229	$282
Real estate construction:
Real estate construction business line	18	31	28	20	19
Other	2	3	3	3	5

Total real estate construction	20	34	31	23	24
Commercial mortgage:
Commercial real estate business line	11	6	10	12	3
Other	38	58	70	80	90

Total commercial mortgage	49	64	80	92	93
Residential mortgage	2	1	1	3	4
Consumer	1	1	2	2	5
Lease financing	12	15	19	13	13
International	24	36	47	42	68

Total nonaccrual loans	269	312	361	404	489
Reduced-rate loans	—	—	—	—	—

Total nonperforming loans	269	312	361	404	489
Other real estate	42	27	27	26	32
Nonaccrual debt securities	—	—	—	—	1

Total nonperforming assets	$311	$339	$388	$430	$522

Nonperforming loans as a percentage of total loans	0.64%	0.76%	0.91%	1.01%	1.22%
Nonperforming assets as a percentage of total loans, other real estate and nonaccrual debt securities	0.75	0.83	0.98	1.07	1.30
Allowance for loan losses as a percentage of total nonperforming assets	204	198	188	177	153
Loans past due 90 days or more and still accruing	$23	$15	$20	$25	$35

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$312	$361	$404	$489	$507
Loans transferred to nonaccrual (1)	66	71	106	63	92
Nonaccrual business loan gross charge-offs (2)	(42)	(49)	(48)	(71)	(80)
Loans transferred to accrual status (1)	(4)	(7)	—	—	—
Nonaccrual business loans sold (3)	(14)	(33)	(16)	(33)	(14)
Payments/Other (4)	(49)	(31)	(85)	(44)	(16)

Nonaccrual loans at end of period	$269	$312	$361	$404	$489

(1)	Based on an analysis of nonaccrual loans with book balances greater than $2 million.

(2) Analysis of gross loan charge-offs:

Nonaccrual business loans	$42	$49	$48	$71	$80
Performing watch list loans	1	1	2	1	1
Consumer loans and residential mortgage loans	3	5	3	4	3

Total gross loan charge-offs	$46	$55	$53	$76	$84

(3) Analysis of loans sold:

Nonaccrual business loans	$14	$33	$16	$33	$14
Performing watch list loans sold	4	7	30	14	18

Total loans sold	$18	$40	$46	$47	$32

(4)	Net change related to nonaccrual loans with balances less than $2 million, other than business loan gross charge-offs and nonaccrual loans sold, are included in Payments/Other.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31, 2005			December 31, 2004			March 31, 2004
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$23,248	$286	5.00%	$22,563	$265	4.66%	$21,716	$218	4.04%
Real estate construction loans	3,052	49	6.48	3,178	48	5.99	3,354	42	5.01
Commercial mortgage loans	8,315	118	5.77	7,999	111	5.53	7,964	100	5.03
Residential mortgage loans	1,310	18	5.58	1,275	18	5.59	1,226	17	5.78
Consumer loans	2,734	36	5.32	2,721	34	5.04	2,626	31	4.62
Lease financing	1,261	13	4.13	1,259	13	4.09	1,291	14	4.40
International loans	2,235	30	5.43	2,134	29	5.40	2,250	23	4.11
Business loan swap income	—	17	—	—	28	—	—	52	—

Total loans	42,155	567	5.45	41,129	546	5.28	40,427	497	4.94

Investment securities available-for-sale (1)	3,790	35	3.60	4,052	35	3.48	4,551	40	3.48
Short-term investments	700	6	3.47	1,837	11	2.36	1,844	7	1.66

Total earning assets	46,645	608	5.27	47,018	592	5.01	46,822	544	4.67

Cash and due from banks	1,639			1,698			1,664
Allowance for loan losses	(685)			(731)			(831)
Accrued income and other assets	3,151			3,131			3,083

Total assets	$50,750			$51,116			$50,738

Money market and NOW deposits	$17,810	69	1.56	$17,755	57	1.27	$17,908	42	0.95
Savings deposits	1,582	2	0.41	1,605	2	0.41	1,607	2	0.39
Certificates of deposit	5,558	31	2.28	5,520	28	2.01	6,515	26	1.58
Foreign office time deposits	712	6	3.72	692	5	2.99	590	3	2.41

Total interest-bearing deposits	25,662	108	1.71	25,572	92	1.42	26,620	73	1.10

Short-term borrowings	441	3	2.71	278	1	1.85	311	1	0.89
Medium- and long-term debt	4,277	36	3.37	4,342	32	2.91	4,795	24	2.06

Total interest-bearing sources	30,380	147	1.96	30,192	125	1.64	31,726	98	1.25

Noninterest-bearing deposits	14,120			14,755			12,985
Accrued expenses and other liabilities	1,178			1,092			931
Common shareholders’ equity	5,072			5,077			5,096

Total liabilities and shareholders’ equity	$50,750			$51,116			$50,738

Net interest income/rate spread (FTE)		$461	3.31		$467	3.37		$446	3.42

FTE adjustment		$1			$1			$1

Impact of net noninterest-bearing sources of funds			0.69			0.59			0.41

Net interest margin (as a percentage of average earning assets) (FTE)			4.00%			3.96%			3.83%

(1)	The average rate for investment securities available-for-sale was computed using average historical cost.

CONSOLIDATED STATISTICAL DATA
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	September 30,	June 30,	March 31,
(in millions, except per share data)	2005	2004	2004	2004	2004

Commercial loans:
Floor plan	$2,668	$2,575	$2,270	$2,802	$2,797
Other	20,112	19,464	18,876	18,656	18,704

Total commercial loans	22,780	22,039	21,146	21,458	21,501
Real estate construction loans:
Real estate construction business line	2,451	2,461	2,641	2,661	2,628
Other	584	592	635	621	615

Total real estate construction loans	3,035	3,053	3,276	3,282	3,243
Commercial mortgage loans:
Commercial real estate business line	1,555	1,556	1,498	1,656	1,718
Other	6,860	6,680	6,433	6,424	6,311

Total commercial mortgage loans	8,415	8,236	7,931	8,080	8,029
Residential mortgage loans	1,335	1,294	1,263	1,211	1,210
Consumer loans:
Home equity	1,797	1,837	1,815	1,788	1,657
Other consumer	903	914	907	884	969

Total consumer loans	2,700	2,751	2,722	2,672	2,626
Lease financing	1,262	1,265	1,260	1,266	1,268
International loans	2,209	2,205	2,117	2,130	2,135

Total loans	$41,736	$40,843	$39,715	$40,099	$40,012

Goodwill	$247	$247	$247	$247	$247
Core deposit intangible	—	—	—	—	1
Other intangible assets	1	1	1	1	1
Loan servicing rights	19	20	20	19	18
Deferred mutual fund distribution costs	7	8	9	10	11
Amortization of intangibles (quarterly)	—	—	—	1	—

Tier 1 common capital ratio*	8.03%	8.13%	8.16%	8.00%	8.00%
Tier 1 risk-based capital ratio*	8.65	8.77	8.81	8.64	8.64
Total risk-based capital ratio *	12.45	12.75	13.06	12.91	12.60
Leverage ratio*	10.51	10.37	10.28	9.97	10.15

Book value per share	$29.81	$29.94	$29.52	$28.75	$29.41

Market value per share for the quarter:
High	$61.40	$63.80	$61.48	$56.99	$59.23
Low	53.70	57.81	53.00	50.45	52.30
Close	55.08	61.02	59.35	54.88	54.32

Quarterly ratios:
Return on average common shareholders’ equity	15.73%	16.39%	15.68%	15.35%	12.71%
Return on average assets	1.57	1.63	1.55	1.49	1.28
Efficiency ratio	55.70	56.61	56.08	55.08	55.84

Number of banking offices	375	376	364	361	362

Number of employees — full time equivalent	10,878	10,968	10,919	11,111	11,237

*	March 31, 2005 ratios are estimated

PARENT COMPANY ONLY BALANCE SHEETS
Comerica Incorporated

	March 31,	December 31,	March 31,
(in millions, except share data)	2005	2004	2004

ASSETS
Cash and due from subsidiary bank	$5	$1	$—
Short-term investments with subsidiary bank	286	289	227
Investment in subsidiaries, principally banks	5,533	5,585	5,643
Premises and equipment	3	3	3
Other assets	290	304	309

Total assets	$6,117	$6,182	$6,182

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$814	$824	$839
Other liabilities	273	253	250

Total liabilities	1,087	1,077	1,089

Common stock — $5 par value:
Authorized - 325,000,000 shares
Issued - 178,735,252 shares at 3/31/05, 12/31/04 and 3/31/04	894	894	894
Capital surplus	433	421	395
Accumulated other comprehensive income (loss)	(154)	(69)	92
Retained earnings	4,427	4,331	4,030
Less cost of common stock in treasury - 9,988,453 shares at 3/31/05, 8,259,328 shares at 12/31/04 and 5,576,560 shares at 3/31/04	(570)	(472)	(318)

Total shareholders’ equity	5,030	5,105	5,093

Total liabilities and shareholders’ equity	$6,117	$6,182	$6,182

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
Comerica Incorporated and Subsidiaries

			Accumulated
			Other			Total
	Common	Capital	Comprehensive	Retained	Treasury	Shareholders’
(in millions, except share data)	Stock	Surplus	Income (Loss)	Earnings	Stock	Equity

BALANCE AT JANUARY 1, 2004	$894	$384	$74	$3,973	$(215)	$5,110
Net income	—	—	—	162	—	162
Other comprehensive income, net of tax	—	—	18	—	—	18

Total comprehensive income						180
Cash dividends declared on common stock ($0.52 per share)	—	—	—	(90)	—	(90)
Purchase of 2,376,593 shares of common stock	—	—	—	—	(133)	(133)
Net issuance of common stock under employee stock plans	—	5	—	(15)	30	20
Recognition of stock-based compensation expense	—	6	—	—	—	6

BALANCE AT MARCH 31, 2004	$894	$395	$92	$4,030	$(318)	$5,093

BALANCE AT JANUARY 1, 2005	$894	$421	$(69)	$4,331	$(472)	$5,105
Net income	—	—	—	199	—	199
Other comprehensive loss, net of tax	—	—	(85)	—	—	(85)

Total comprehensive income						114
Cash dividends declared on common stock ($0.55 per share)	—	—	—	(93)	—	(93)
Purchase of 2,074,200 shares of common stock	—	—	—	—	(118)	(118)
Net issuance of common stock under employee stock plans	—	3	—	(10)	20	13
Recognition of stock-based compensation expense	—	9	—	—	—	9

BALANCE AT MARCH 31, 2005	$894	$433	$(154)	$4,427	$(570)	$5,030

BUSINESS SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business Bank			Small Business & Personal Financial Services			Wealth & Institutional Management
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Three Months Ended	2005	2004	2004	2005	2004	2004	2005	2004	2004

Earnings summary:
Net interest income (expense) (FTE)	$337	$344	$348	$146	$149	$143	$36	$38	$36
Provision for loan losses	4	13	21	2	4	4	(2)	2	(1)
Noninterest income	69	66	67	49	50	53	80	71	77
Noninterest expenses	141	149	145	126	132	126	80	88	84
Provision (benefit) for income taxes (FTE)	86	88	87	23	23	24	13	7	11

Net income (loss)	$175	$160	$162	$44	$40	$42	$25	$12	$19

Net charge-offs	$29	$27	$65	$4	$6	$5	$5	$2	$—

Selected average balances:
Assets	$34,210	$33,259	$32,738	$6,435	$6,359	$6,567	$3,628	$3,602	$3,178
Loans	32,970	32,049	31,665	5,778	5,703	5,823	3,368	3,339	2,929
Deposits	19,877	20,184	18,773	16,796	16,883	16,611	2,451	2,478	2,529
Liabilities	20,682	20,937	19,385	16,792	16,877	16,603	2,457	2,484	2,538
Attributed equity	2,476	2,495	2,474	779	782	797	417	429	403

Statistical data:
Return on average assets (1)	2.05%	1.93%	1.98%	0.99%	0.91%	0.97%	2.79%	1.37%	2.38%
Return on average attributed equity	28.28	25.72	26.17	22.29	20.46	21.23	24.26	11.51	18.74
Net interest margin (2)	4.12	4.26	4.40	3.52	3.51	3.47	4.34	4.48	4.89
Efficiency ratio	34.64	36.42	35.15	64.71	66.33	64.11	68.60	80.61	73.92

	Finance			Other			Total
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Three Months Ended	2005	2004	2004	2005	2004	2004	2005	2004	2004

Earnings summary:
Net interest income (expense) (FTE)	$(59)	$(64)	$(86)	$1	$—	$5	$461	$467	$446
Provision for loan losses	—	—	—	(3)	(40)	41	1	(21)	65
Noninterest income	11	10	19	1	6	4	210	203	220
Noninterest expenses	1	1	—	26	10	14	374	380	369
Provision (benefit) for income taxes (FTE)	(19)	(19)	(28)	(6)	5	(24)	97	104	70

Net income (loss)	$(30)	$(36)	$(39)	$(15)	$31	$(22)	$199	$207	$162

Net charge-offs	$—	$—	$—	$—	$—	$—	$38	$35	$70

Selected average balances:
Assets	$5,518	$6,999	$7,484	$959	$897	$771	$50,750	$51,116	$50,738
Loans	(7)	(5)	(7)	46	43	17	42,155	41,129	40,427
Deposits	612	729	1,677	46	53	15	39,782	40,327	39,605
Liabilities	5,390	5,426	6,849	357	315	267	45,678	46,039	45,642
Attributed equity	538	612	811	862	759	611	5,072	5,077	5,096

Statistical data:
Return on average assets (1)	N/M	N/M	N/M	N/M	N/M	N/M	1.57%	1.63%	1.28%
Return on average attributed equity	N/M	N/M	N/M	N/M	N/M	N/M	15.73	16.39	12.71
Net interest margin (2)	N/M	N/M	N/M	N/M	N/M	N/M	4.00	3.96	3.83
Efficiency ratio	N/M	N/M	N/M	N/M	N/M	N/M	55.70	56.61	55.84

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

N/M — Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Midwest & Other Markets			Western			Texas
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Three Months Ended	2005	2004	2004	2005	2004	2004	2005	2004	2004

Earnings summary:
Net interest income (expense) (FTE)	$264	$270	$270	$186	$190	$188	$59	$61	$60
Provision for loan losses	2	4	(9)	(3)	11	30	4	3	3
Noninterest income	147	137	143	30	29	31	18	18	19
Noninterest expenses	205	225	215	91	93	89	43	45	44
Provision (benefit) for income taxes (FTE)	63	57	67	48	48	42	10	11	11

Net income (loss)	$141	$121	$140	$80	$67	$58	$20	$20	$21

Net charge-offs	$17	$13	$42	$9	$19	$25	$8	$3	$3

Selected average balances:
Assets	$24,621	$24,192	$24,320	$13,252	$12,778	$12,227	$5,003	$4,861	$4,677
Loans	23,270	22,905	23,119	12,656	12,122	11,540	4,807	4,689	4,508
Deposits	18,858	19,112	19,083	16,303	16,363	14,880	3,674	3,796	3,761
Liabilities	19,628	19,848	19,707	16,344	16,387	14,878	3,673	3,792	3,753
Attributed equity	2,131	2,167	2,129	1,025	1,022	1,038	449	449	445

Statistical data:
Return on average assets (1)	2.28%	2.01%	2.30%	1.84%	1.55%	1.46%	1.60%	1.61%	1.78%
Return on average attributed equity	26.39	22.47	26.32	31.15	26.47	22.45	17.82	17.40	18.72
Net interest margin (2)	4.56	4.66	4.66	4.62	4.62	5.09	4.93	5.15	5.34
Efficiency ratio	49.86	55.18	52.24	42.33	42.38	40.77	56.05	57.64	55.56

	Florida			Finance & Other Businesses			Total
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Three Months Ended	2005	2004	2004	2005	2004	2004	2005	2004	2004

Earnings summary:
Net interest income (expense) (FTE)	$10	$10	$9	$(58)	$(64)	$(81)	$461	$467	$446
Provision for loan losses	2	1	1	(4)	(40)	40	1	(21)	65
Noninterest income	4	4	4	11	15	23	210	203	220
Noninterest expenses	7	7	6	28	10	15	374	380	369
Provision (benefit) for income taxes (FTE)	2	2	2	(26)	(14)	(52)	97	104	70

Net income (loss)	$3	$4	$4	$(45)	$(5)	$(61)	$199	$207	$162

Net charge-offs	$4	$—	$—	$—	$—	$—	$38	$35	$70

Selected average balances:
Assets	$1,396	$1,388	$1,260	$6,478	$7,897	$8,254	$50,750	$51,116	$50,738
Loans	1,383	1,375	1,251	39	38	9	42,155	41,129	40,427
Deposits	289	274	189	658	782	1,692	39,782	40,327	39,605
Liabilities	287	272	189	5,746	5,740	7,115	45,678	46,039	45,642
Attributed equity	67	67	62	1,400	1,372	1,422	5,072	5,077	5,096

Statistical data:
Return on average assets (1)	0.95%	1.11%	1.22%	N/M	N/M	N/M	1.57%	1.63%	1.28%
Return on average attributed equity	19.76	23.06	25.05	N/M	N/M	N/M	15.73	16.39	12.71
Net interest margin (2)	2.99	2.94	2.87	N/M	N/M	N/M	4.00	3.96	3.83
Efficiency ratio	52.81	48.28	49.68	N/M	N/M	N/M	55.70	56.61	55.84

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

N/M — Not Meaningful